UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2026,  Firefly Neuroscience, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (each an “Investor” and, collectively the “Investors”), pursuant to which the Company agreed to issue and sell up to 13,500,000 of units (each a “Unit” and, collectively the “Units”), at a purchase price of $1.50 per Unit. Pursuant to the Purchase Agreement, (i) the Investors agreed to purchase Units for an aggregate purchase price of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Initial Investment”) at an initial closing (the “Initial Closing”), and (ii) the Investors have the right, but not the obligation, to purchase in the aggregate, up to Eighteen Million Dollars ($18,000,000) of Units (the “Additional Investment”) in one or more subsequent closings (each, an “Additional Closing” and, together with the Initial Closing, each a “Closing”) in respect of one or more Additional Investments, within thirty (30) days following the Initial Closing Date (as defined in the Purchase Agreement). Each Unit consists of (i) either (A) one share (each a Share and, collectively, the Shares) of common stock, par value $0.0001 per share (the “Common Stock”), or (B) a prefunded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”) at a nominal exercise price of $0.0001 per share, to the extent that acquiring the shares of Common Stock instead of the Pre-Funded Warrants would have caused the Investors to own in excess of 4.99% or 9.99%, as applicable to each such Investor, of the outstanding Common Stock on a post-issuance basis; (ii) one common stock purchase warrant (the “150% Warrant”“) to purchase one share of Common Stock over five (5) years at an exercise price of $1.88 per share; (iii) one common stock purchase warrant (the “200% Warrant”, together with the Pre-Funded Warrants and 150% Warrants, the “Warrants”) to purchase one share of Common Stock over five (5) years at an exercise price of $2.50 per share; and (iv) the issuance of the Common Stock upon the exercise of the Warrants (collectively, the “Warrant Shares”). The Warrants include a beneficial ownership limitation, which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise any portion of the Warrants, to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates) would beneficially own more than 4.99% or 9.99, as applicable to each such Investor, of the outstanding shares of Common Stock immediately after the issuance of the Common Stock issuable upon exercise. On March 12, 2026, the Initial Closing under the Purchase Agreement occurred, and the Company issued 1,500,000 Units to the Investors at a total purchase price of $2,250,000.

The offering was effected at the Nasdaq Minimum Price and structured in a manner to comply with Nasdaq Listing Rule 5635(d) without requiring stockholder approval.

The offer and sale of securities described above pursuant to the Purchase Agreement was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (or, if Form S-1 is not then available to the Company, on such other form as is then available) covering the resale of the Shares and the Warrant Shares issued pursuant to the Purchase Agreement, including Shares and Warrant Shares issuable at Additional Closings (the “Registration Statement”), as soon as practicable and, in any event, on or before April 15, 2026. The Company will use its best efforts to cause the Registration Statement to become effective (i) within 45 calendar days after filing if the SEC does not review the Registration Statement, or (ii) within 90 calendar days after filing if the SEC reviews the Registration Statement.

In connection with the Purchase Agreement, the Company and each Investor entered into a Lock-Up Agreement, dated as of March 12, 2026 (the “Lock-Up Agreement”), pursuant to which each Investor has agreed to certain transfer restrictions with respect to the Shares, Warrants (including the Pre-Funded Warrants, the 150% Warrants and the 200% Warrants), and Warrant Shares issued or issuable under the Purchase Agreement (collectively, the “Lock-Up Securities”). Under the Lock-Up Agreement, each Investor has agreed not to transfer any Lock-Up Securities during a six (6) month period ending on September 12, 2026 (the “Lock-Up Period”), followed by a graduated release schedule during a six (6) month period ending on March 12, 2027 (the “Leak-Out Period”), during which one-sixth (1/6th) of such Investor’s Lock-Up Securities will be released from the transfer restrictions on the first day of each successive calendar month. The Lock-Up Agreement permits certain limited transfers that do not involve a disposition for value, including gifts to family members or charities, transfers to trusts or affiliated entities, transfers by will or operation of law, and transfers in connection with a transaction involving the Company, provided that most transferees agree in writing to be bound by the Lock-Up Agreement. The Company has agreed to instruct its transfer agent to decline to transfer any Lock-Up Securities except in accordance with the Lock-Up Agreement. The Lock-Up Agreement was entered into as a condition to each Closing under the Purchase Agreement and will automatically terminate upon the earlier of (i) the expiration of the Leak-Out Period (i.e., twelve (12) months after March 12, 2026) or (ii) the termination of the Purchase Agreement prior to any Closing.

The foregoing summary of the terms and conditions of the Units, including the Warrants, the Purchase Agreement and the Lock-Up Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Warrants and the Lock-Up Agreement, copies or forms of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities that may be issued by the Company to the Investors under the Purchase Agreement are being offered and sold by the Company in a series of transactions that are exempt from the registration requirements of the Securities Act in reliance on Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, the Investors will be required to guarantee, among other things, that they qualify as an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Investors under the Purchase Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of 150% Common Stock Purchase Warrant
4.3	Form of 200% Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement between Firefly Neuroscience, Inc. and the Investors, dated March 8, 2026
10.2	Form of Lock-Up Agreement between Firefly Neuroscience, Inc. and the Investors, dated March 12, 2026
10.4	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
Name: Greg Lipschitz
Title: Chief Executive Officer

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